Exhibit 99.1

Tribune Publishing Stockholders Approve Proposed Merger with Alden Global Capital

CHICAGO, May 21, 2021 – Tribune Publishing Company (NASDAQ:TPCO) (“Tribune” or the “Company”) today announced that its stockholders voted to approve the definitive merger agreement with affiliates of Alden Global Capital (“Alden”) at a special meeting of the Company’s stockholders. Holders of approximately 81.28% of the shares held by non-Alden stockholders have voted to approve the merger agreement, in excess of the two-thirds minimum required.

“Today’s results represent an important milestone in completing the transaction, and we appreciate the strong support we received from Tribune stockholders,” said Philip G. Franklin, Chairman of the Board and a member of the special committee.

The final voting results for the special meeting will be filed in a Form 8-K with the U.S. Securities and Exchange Commission on May 21, 2021. One or more proxies from one of the Company’s largest stockholders were submitted or returned signed but with no box marked either “For,” “Against” or “Abstain.” Proxies submitted without a checked box were voted in favor of approval of the merger agreement, in accordance with the Board’s recommendation, as provided by the proxy card and the proxy statement.

As previously announced, under the terms of the definitive merger agreement, affiliates of Alden will acquire all of the outstanding shares of Tribune common stock not currently owned by Alden for $17.25 per share in cash. The transaction is expected to close by May 25, 2021. Upon completion of the transaction, Tribune will become a privately held company, and its common stock will no longer be listed on any public market.

About Tribune Publishing Company

Tribune Publishing Company (NASDAQ:TPCO) is a media company rooted in award-winning journalism. Headquartered in Chicago, Tribune Publishing operates local media businesses in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun, Hartford Courant, South Florida's Sun Sentinel and Orlando Sentinel, Virginia’s Daily Press and The Virginian-Pilot, and The Morning Call of Lehigh Valley, Pennsylvania. In addition to award-winning local media businesses, Tribune Publishing operates Tribune Content Agency and TheDailyMeal.com.

Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Forward Looking Statements

This communication includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "may," "will," "could," "anticipate," "estimate," "expect," "predict," "project," "future," "potential," "intend," "plan," "assume," "believe," "forecast," "look," "build," "focus," "create," "work" "continue" or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements involve many risks and uncertainties about Tribune and affiliates of Alden that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, failure to obtain the required vote of the Company's stockholders; the timing to consummate the proposed transaction; the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Tribune; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Tribune to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers. These forward-looking statements speak only as of the date of this communication, and Tribune expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Tribune's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Tribune, including the most recent Forms 10-K and 10-Q for additional information about Tribune and about the risks and uncertainties related to the business of Tribune which may affect the statements made in this presentation.

Contacts:

Investor Relations:

Amy Bullis

312.222.2102

abullis@tribpub.com

Media:

Max Reinsdorf

847.867.6294

mreinsdorf@tribpub.com